Exhibit 99.7

CONSENT TO BE NAMED

Pursuant to Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents to be named as a person about to become a director of Arconic Rolled Products Corporation (the “Registrant”) in the Registration Statement of the Registrant (including any and all amendments or supplements thereto) to be filed with the U.S. Securities and Exchange Commission under the Securities Act.

/s/ Frederick A. Henderson_____

Name: Frederick A. Henderson

Date: March 31, 2020